UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))Z

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements with Certain Executive Officers, Indemnification Agreements for Certain Executive Officers and Amendments to Indemnification Agreements with Directors

On December 31, 2012, Sucampo Pharmaceuticals, Inc. (“Company”) and the following executive officers of the Company entered into revised employment agreements (the “Executive Officer Employment Agreements”) with the Company: Ryuji Ueno, the Company’s Chairman, Chief Executive Officer, and Chief Scientific Officer; Gayle Dolecek, the Company’s Executive Advisor, R&D; Cary Claiborne, the Company’s Chief Financial Officer; Stanley Miele, the Company’s Senior Vice President, Sales & Marketing; and Thomas Knapp, the Company’s Executive Vice President, Chief Legal Officer & Corporate Secretary.

The purpose of entering into the revised employment agreements was to modify the Executive Officer Employment Agreements to make certain administrative changes and ensure that certain provisions comply with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended. The revised employment agreements did not increase any amounts to which any of the named executive officers are entitled under their respective Executive Officer Employment Agreement but did adjust the timing of certain severance payments that may be made to such individual under his respective Executive Officer Employment Agreement to comply with Section 409A.

The foregoing description of the revised employment agreements does not purport to be a complete description and is qualified in its entirety by reference to the full texts of the revised employment agreements, which are filed herewith as Exhibits 99.1-99.5, and are incorporated herein by reference.

On December 31, 2012, the same named executive officers entered into indemnification agreements with the Company and the independent directors of the Board of Directors (“Board”) of the Company entered into revised indemnification agreements with the Company.  The indemnification agreements entered into with the named executive officers generally provide that the Company will indemnify the named executive officers for costs, expenses and liabilities the named executive officer may incur as a result of serving as a named executive officer of the Company or another entity at the request of the Company including for claims relating to breaches of the duty of care to the maximum extent permissible under Delaware law and as provided in the Company’s certificate of incorporation. The revised indemnification agreements make only certain administrative changes to the existing indemnification agreements with the independent directors and are in substantially the same form as the named executive officers’ indemnification agreements.

The foregoing description of the indemnification agreements and revised indemnification agreements does not purport to be a complete description and is qualified in its entirety by reference to the full texts of the indemnification agreements and revised indemnification agreements, the form of which is filed herewith as Exhibit 99.6, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

During the week of January 7, 2013, the Company will make corporate update presentations at one-on-one meetings with analysts and investors in San Francisco, CA. On January 8, 2013, the Company will make a corporate update presentation via webcast at an investor conference in San Francisco, CA at the Biotech ShowcaseTM 2013 conference. All meetings will include written communication comprised of slides. Some or all of these slides will be part of the meetings and are being furnished as Exhibit 99.7 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.7 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1           Ryuji Ueno employment agreement dated December 31, 2012.
99.2           Gayle Dolecek employment agreement dated December 31, 2012.
99.3           Cary Claiborne employment agreement dated December 31, 2012.
99.4           Stanley Miele employment agreement dated December 31, 2012.
99.5           Thomas Knapp employment agreement dated December 31, 2012.
99.6           The form of indemnification agreement dated December 31, 2012.
99.7           The corporate update presentation slides dated January 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: January 7, 2013	By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp Title: EVP, Chief Legal Officer and Corporate Secretary